EXHIBIT 10.14

ADDENDUM TO OPTION AGREEMENT
OVORKHANGAI AIMAG PROPERTY

THIS ADDENDUM is made effective as of the 5th day of November, 2004

BY AND BETWEEN

MONGOLIAN EXPLORATIONS LTD. ("Mongolian"), a Nevada Corporation
whose address is 750 West Pender Street, Ste. 1605, Vancouver, B.C., V6C 2T8

&

     TON FEI FRED THAM & ASSOCIATES (“Tham”)
whose address is 4323 West 12th Avenue, Vancouver, B.C., Canada, V6R 2P9

WHEREAS:

1)	This addendum does not supercede or override any previous addendum unless specifically stated herein.

2)	Due to:
	(a)	Rio Minerals Limited's unavailability to perform the exploration work program as previously scheduled by December 31, 2004;
	(b)	The upcoming inclement weather conditions in Mongolia;
	(c)	The ongoing attempt of Mongolian to obtain its Registration Statement "effective" status with the U.S. Securities and Exchange Commission regarding its filing of the SB-2 Registration Statement; and
	(d)	as a consequence of the ongoing attempt to obtain its “effective” status, Mongolian’s attempt to raise the necessary capital a timely manner which has caused Mongolian to amend the Option Agreement; and
	(e)	based upon the work that Mongolian has done to date on the Ovorkhangai property and the results that Mongolian has been able to achieve, it would be advantageous for Mongolian to re-shape and downsize the total area of the Ovorkhangai license from its current approximate 118,000 hectares to 60,605 hectares, which is allowable at any time while a license is in good standing.
	(f)	The purpose for the property alteration is to focus on the key areas of interest and further reduce license renewal fees. The Ovorkhangai property is currently being reduced and approved by the Mineral Resources Authority of Mongolia in conjunction with the Ovorkhangai license renewal. Ton Fei Fred Tham, the license holder, has also agreed to the reduction as he is currently carrying out the renewal and reduction on behalf of Mongolian.

WHEREAS:

Pursuant to Section 2(a) of the Option Agreement dated November 25, 2003, Mongolian was required to incur the following exploration expenditures:

(iii) (2) $35,000 on or before February 28, 2005;
(iii) (3) $75,000 on or before December 31, 2005; and
(iii) (4) $180,000 on or before December 31, 2006.

NOW, THEREFORE:

BE IT RESOLVED,

Section 2(a) of the Option Agreement dated November 25, 2003, is hereby amended in the following manner:

(iii) (2) $35,000 on or before September 30, 2005
(iii) (3) $75,000 on or before July 31, 2006; and
(iii) (4) $180,000 on or before July 31, 2007.

IN WITNESS WHEREOF, this Addendum to the Option Agreement has been executed by the parties hereto as of the day and year first above written.

MONGOLIAN EXPLORATIONS LTD. /s/ Ivan Bebek	TON FEI FRED THAM & ASSOCIATES /s/ Ton Fei Fred Tham
By: Ivan Bebek, President, Director	Ton Fei Fred Tham